                                                                     EXHIBIT 5.1

                                October 29, 2001


USA Education, Inc.
11600 Sallie Mae Drive
Reston, Virginia 20193

Ladies and Gentlemen:

         I am Executive Vice President and General Counsel of USA Education, Inc. (the "Corporation") and, as such, I have acted as counsel for the Corporation in the preparation of a Registration Statement on Form S-3 (File No. 333-63164) (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") in connection with the proposed offer and sale of the following securities from time to time (the "Securities") of the Corporation having an aggregate initial offering price of up to $3,000,000,000: (i) debt securities (the "Debt Securities"), (ii) preferred stock, par value .20 per share (the "Preferred Stock"), (iii) common stock, par value .20 per share (the "Common Stock"), of the Corporation issuable upon conversion of Debt Securities or Preferred Stock, or upon exercise of warrants or in connection with the settlement of privately negotiated equity forward purchase contracts, and (iv) warrants to purchase Debt Securities, Preferred Stock, or Common Stock; warrants or other rights relating to foreign currency exchange rates; or warrants for the purchase or sale of debt securities of, or guaranteed by, the United States government or its agencies, units of a stock index or stock basket or a commodity or a unit of a commodity index (collectively, the "Warrants"). The Securities may be offered separately or as part of units with other Securities, in separate series, in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the "Prospectus") constituting a part of the Registration Statement, and in the Registration Statement.

         The Debt Securities are to be issued under one or more indentures in the form to be filed with the Securities and Exchange Commission, with appropriate insertions (the "Indenture"), to be entered into by the Corporation and a trustee or trustees to be named by the Corporation. Each series of Preferred Stock is to be issued under the Certificate of Incorporation, as amended, (the "Certificate of Incorporation") of the Corporation and a certificate of designations (a "Certificate of Designations") to be approved by the board of directors of the Corporation or a committee thereof and filed with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") in accordance with section 151 of the General Corporation Law of the State of Delaware. The Common Stock is to be issued under the Certificate of Incorporation. The Warrants are to be issued under a warrant agreement in the form to be filed with the Securities and Exchange Commission, with appropriate insertions (the "Warrant Agreement"), to be entered into by the Corporation and a warrant agent to be named by the Corporation.

USA Education, Inc.
October 29, 2001
Page 2

         Certain terms of the Securities to be issued by the Corporation from time to time will be approved by the Board of Directors of the Corporation or a committee thereof or certain authorized officers of the Corporation as part of the corporate action taken and to be taken (the "Corporate Proceedings") in connection with issuance of the Securities. I have examined or am otherwise familiar with the Certificate of Incorporation, the By-Laws of the Corporation, as amended, the Registration Statement, such of the Corporate Proceedings as have occurred as of the date hereof, and such other documents, records, and instruments as I have deemed necessary or appropriate of the purposes of this opinion.

         Based on the foregoing, I am of the opinion that (i) upon the execution and delivery by the Corporation of the Indenture and the execution and delivery of the Warrant Agreement, the completion of all required Corporate Proceedings, and the execution, issuance, and delivery, and the authentication by a duly appointed trustee, of the Debt Securities and the Warrants, respectively, pursuant to such agreements, such Indenture, or Warrant Agreement, as the case may be, any Debt Securities issuable thereunder will be legal, valid, and binding obligations of the Corporation, and any Preferred Stock (assuming completion of the actions referred to in clause (ii) below) or Common Stock (assuming completion of the actions referred to in clause (iii) below) issuable thereunder will be duly and validly authorized and issued, fully paid, and nonassessable; (ii) upon the authorization, execution, acknowledgment, delivery, and filing with, and recording by, the Delaware Secretary of State of the applicable Certificate of Designations, the completion of all required Corporate Proceedings and the execution, issuance and delivery of the Preferred Stock pursuant to such Certificate of Designations, the Preferred Stock will be duly and validly authorized and issued, fully paid, and nonassessable; and (iii) upon the authorization of issuance of the Common Stock, the completion of all required Corporate Proceedings, and the execution, issuance, and delivery of the Common Stock, the Common Stock will be duly and validly authorized and issued, fully paid, and nonassessable; except in each case as enforcement of provisions of such instruments and agreements may be limited by bankruptcy or other laws of general application affecting the enforcement of creditors' rights and by general equity principles. The foregoing opinions assume that (a) the consideration designated in the applicable Corporate Proceedings for any Preferred Stock or Common Stock shall have been received by the Corporation in accordance with applicable law; (b) the Indenture and Warrant Agreement shall have been duly authorized, executed, and delivered by all parties thereto other than the Corporation; (c) the Registration Statement shall have become effective under the Securities Act and will continue to be effective; (d) the Indenture shall have become duly qualified under the Trust Indenture Act of 1939, as amended; and (e) that, at the time of the authentication and delivery of the Securities, the Corporate Proceedings related thereto will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of such Securities, none of the particular terms of such Securities will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Corporation with the terms thereof

USA Education, Inc.
October 29, 2001
Page 3


will result in a violation of any agreement or instrument then binding upon the Corporation or any order of any court or governmental body having jurisdiction over the Corporation.

         I have also assumed (a) the accuracy and truthfulness of all public records of the Corporation and of all certifications, documents and other proceedings examined by me that have been produced by officials of the Corporation acting within the scope of their official capacities, without verifying the accuracy or truthfulness of such representations, and (b) the genuineness of such signatures appearing upon such public records, certifications, documents and proceedings. I express no opinion as to the laws of any jurisdiction other than the laws of the District of Columbia, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America. I express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in the Indenture or the Warrant Agreement. Because the governing law provision of the Indenture or the Warrant Agreement may relate to the law of a jurisdiction as to which I express no opinion, the opinion set forth in clause
(a) of the preceding paragraph are given as if the law of the District of Columbia governs the Agreements.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Prospectus included therein under the caption "Legal Matters" with respect to the matters stated therein without implying or admitting that I am an "expert" within the meaning of the Securities Act, or other rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                       Very truly yours,


                                       /s/ MARIANNE M. KELER
                                       Marianne M. Keler